Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Form S-1 of China Cablecom Holdings, Ltd., of our report dated February 28, 2008, with respect to the consolidated financial statements of China Cablecom Ltd. as of December 31, 2007 and for the year then ended which are contained in that Registration Statement. We also consent to the reference to us under caption “Experts” in the Registration Statement.

/s/ UHY ZTHZ HK CPA LIMITED

UHY ZTHZ HK CPA LIMITED

Hong Kong, China

April 17, 2008